 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 39 to the Registration Statement on Form N-1A (the “Registration Statement”) of our report dated October 12, 2016, relating to the financial statements and financial highlights appearing in the August 31, 2016 Annual Report to Shareholders of Vanguard Treasury Money Market Fund, and of our reports dated October 18, 2016, relating to the financial statements and financial highlights appearing in the August 31, 2016 Annual Reports to Shareholders of Vanguard S&P Mid-Cap 400 Index Fund, Vanguard S&P Mid-Cap 400 Growth Index Fund, Vanguard S&P Mid-Cap 400 Value Index Fund, Vanguard S&P 500 Growth Index Fund, Vanguard S&P 500 Value Index Fund, Vanguard S&P Small-Cap 600 Index Fund, Vanguard S&P Small-Cap 600 Growth Index Fund and Vanguard S&P Small-Cap 600 Value Index Fund (comprising Vanguard Admiral Funds), which reports are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Financial Highlights” in the Prospectuses and under the headings “Financial Statements” and “Service Providers—Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/PricewaterhouseCoopers LLP

Philadelphia, PA

December 21, 2016